Exhibit 99.1

1550 Peachtree Street, N.W.  Atlanta, Georgia 30309
NEWS RELEASE

Contact Information:
David Rubinger	Jeff Dodge
Media Relations	Investor Relations
(404) 885-8300	(404) 885-8300
david.rubinger@equifax.com	jeff.dodge@equifax.com

Equifax Acquires Austin-Tetra,
Industry-Leading B-to-B Information Solutions Company

ATLANTA, October 9, 2006 – Equifax Inc. (NYSE: EFX) today announced the acquisition of Austin-Tetra, a privately-held company that is a leading provider of business-to-business data management solutions for FORTUNE 1000 companies and government agencies. A world-class provider of supplier data management (SDM) and customer data management (CDM) services, Austin-Tetra will become a key part of Equifax’s strategy to grow its commercial business.

“With our robust data assets and analytics, Equifax has developed a market-leading commercial information business,” said Rick Smith, Equifax Chairman and CEO. “The addition of Austin-Tetra’s industry expertise and superior technology will provide customers with an expanded suite of commercial solutions.”

The cornerstone of Austin-Tetra’s offerings is the A-T Number®, a unique nine-digit identifier for individual business entities such as parent companies, subsidiaries, headquarters and branches. Using its proprietary technology and data match verification process, Austin-Tetra links data records to build corporate family structures for enterprise-wide visibility of customers and suppliers. The Austin-Tetra data-match verification process has an industry-leading accuracy rate - a powerful resource for customers seeking to optimize costs and relationships.

Austin-Tetra leverages a proprietary database of more than 30 million global businesses, with information aggregated from more than 300 information sources. Leading companies spanning a number of industries rely on its data management solutions to enhance their decision-making processes, enabling them to drive increased value from customer and supplier relationships.

Equifax acquired Austin Consolidated Holdings, Inc. (Austin-Tetra) in an all-cash transaction; other financial terms of the acquisition were not disclosed.  Austin-Tetra will maintain its presence in Irving, Texas and its Founder and CEO, Phil Berkebile Jr., will remain with Equifax under a consulting arrangement during the transition. The rest of the Austin-Tetra team will join Equifax.

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About Equifax (www.equifax.com)

Equifax Inc. is a global leader in information technology that enables and secures global commerce with consumers and businesses. We are one of the largest sources of consumer and commercial data. Utilizing our databases, advanced analytics and proprietary enabling technology, we provide real-time answers for our customers. This innovative ability to transform information into intelligence is valued by customers across a wide range of industries and markets. Headquartered in Atlanta, Georgia, Equifax employs approximately 4,700 people in 13 countries throughout North America, Latin America and Europe. Equifax was founded 107 years ago, and today is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

Caution Concerning Forward-Looking Statements

Forward-looking statements contained in this press release that relate to Equifax’s business strategy, future results and performance are subject to risk and uncertainties and reflect management’s current views and assumptions formed by available information.  Forward-looking statements in this press release include expectations about the anticipated benefits of the Austin-Tetra acquisition and growth of Equifax’s commercial business, which involve risks and uncertainties that could cause actual results to differ materially from results expressed or implied by these statements. Factors that might cause or contribute to such differences include, among others, difficulties encountered in integrating merged businesses; ability to successfully develop and combine product offerings and customer acceptance of combined products; and pricing and other competitive pressures.  For further discussion of these and other risks and uncertainties, see Equifax’s 2005 Form 10-K and other filings it makes with the Securities and Exchange Commission from time to time.  Any forward-looking statements made by or on behalf of Equifax speak only as of the date they were made. Equifax undertakes no duty to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release.